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                                 EXHIBIT 99.1

                   SMARTRAY NETWORK, INC. STOCK OPTION AND
           RESTRICTED STOCK PURCHASE PLAN (as assumed by Registrant)



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                            SMARTRAY NETWORK, INC.

                STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN


          Section 1.  Purpose. The purpose of the SmartRay Network, Inc. Stock
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Option and Restricted Stock Purchase Plan (the "Plan") is to promote the interests of SmartRay Network, Inc., a Delaware corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected employees, officers and directors of the Company or any subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and other persons and to encourage such employees and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company and/or by the granting of rights to purchase the Common Stock of the Company on a "restricted stock" basis. Under the Plan, the Compensation Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code, "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or "restricted stock" awards.

          Section 2.  Definitions. For purposes of the Plan, the following terms
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used herein shall have the following meanings, unless a different meaning is clearly required by the context:

          2.A. "Award" shall mean an award of the right to purchase Common Stock
                -----
granted under the provisions of Section 7 of the Plan.

          2.B. "Board of Directors" shall mean the Board of Directors of the
                ------------------
Company.

          2.C. "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          2.D. "Compensation Committee" shall mean the Compensation Committee
                ----------------------
of the Board of Directors referred to in Section 5 hereof, if any; provided, that if no such committee is appointed by the Board of Directors, the Board of Directors shall have all of the authority and obligations of the Compensation Committee under the Plan.

          2.E. "Common Stock" shall mean the Common Stock, $.001 par value, of
                ------------
the Company.

          2.F. "Employee" shall mean (i) with respect to an ISO, any person,
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including, without limitation, an officer or director of the Company, who, at the time an ISO is granted to such person hereunder, is employed on a full-time basis by the Company or any Parent or Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option and/or an Award, any person employed by, or performing services for, the Company or any Parent or Subsidiary of the Company, including, without limitation, directors and officers.
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          2.G. "Fair Market Value" shall mean, as of any day, the average of the
                -----------------
closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 4:00 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock shall be the fair market value thereof determined in good faith by the Board of Directors.

          2.H. "ISO" shall mean an option granted to a Participant pursuant to
                ---
the Plan that constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

          2.I. "Non-Qualified Option" shall mean an Option granted to a
                --------------------
Participant pursuant to the Plan that is intended to be, and qualifies as, a "non-qualified stock option" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

          2.J. "Option" shall mean any ISO or Non-Qualified option granted to an
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Employee pursuant to the Plan.

          2.K. "Participant" shall mean any Employee to whom an Award and/or an
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Option is granted under the Plan.

          2.L. "Parent" of the Company shall have the meaning set forth in
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Section 424(e) of the Code.

          2.M. "Subsidiary" of the Company shall have the meaning set forth in
                ----------
Section 424(f) of the Code.

          Section 3.  Eligibility. Awards and/or Options may be granted to any
                      -----------
Employee. The Compensation Committee shall have the sole authority to select the persons to whom Options and/or Awards are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the Plan unless selected for participation by the Compensation Committee. Any person selected by the Compensation Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

          Section 4.  Common Stock Subject to the Plan.
                      --------------------------------

          4.A.  Number of Shares. The total number of shares of Common Stock for
                ----------------
which Options and/or Awards may be granted under the Plan shall not exceed in the aggregate

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One Million shares (1,000,000) of Common Stock (subject to adjustment as provided in Section 8 hereof).

          4.B. Reissuance. The shares of Common Stock that may be subject to
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Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Compensation Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under the Plan. If any shares of Common Stock issued or sold pursuant to an Award or the exercise of an Option shall have been repurchased by the Company, then such shares may again be subject to an Option and/or Award granted under the Plan.

          4.C. Special ISO Limitations.
               -----------------------

          1. The aggregate fair market value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

          2. No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless (i) the option price is at least 110% of the fair market value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

          4.D. Limitations Not Applicable to Non-Qualified Options or Awards.
               -------------------------------------------------------------
Notwithstanding any other provision of the Plan, the provisions of sections 4.C.1 and 4.C.2 shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

          Section 5.  Administration of the Plan.
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          5.A. Administration. The Plan shall be administered by the
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Compensation Committee. All members of the Compensation Committee shall be
"disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

          5.B  Grant of Options/Awards.
               -----------------------

          1.   Options. The Compensation Committee shall have the sole
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authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised

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in whole or in part; (v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company's meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISOs shall be deemed "accelerated" within the
--------
meaning of Section 424 (h) of the Code; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan. Notwithstanding anything in the Plan to the contrary, in no event shall any Option granted to any director or officer of the Company who is subject to Section 16 of the Exchange Act become exercisable, in whole or in part, prior to the date that is six months after the date such Option is granted to such director or officer.

          2.   Awards. The Compensation Committee shall have the sole authority
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and discretion under the Plan (i) to select the Employees who are to be granted
Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the fair market value of such shares on the date the Award is granted (but in no event less than the par value of such shares); (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company's meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be

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used by the Participant to purchase the Common Stock subject to an Award); (x)
to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

          3.   Interpretation. The Compensation Committee shall be authorized to
               --------------
interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

          4.   Finality. The interpretation and construction by the Compensation
               --------
Committee of any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

          5.   Expenses, Etc. All expenses and liabilities incurred by the
               -------------
Compensation Committee in the administration of the Plan shall be borne by the Company. The Compensation Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Compensation Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

          Section 6.  Terms and Conditions of Options.
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          6.A  ISOs. The terms and conditions of each ISO granted under the Plan
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shall be specified by the Compensation Committee and shall be set forth in an
ISO agreement between the Company and the Participant in such form as the Compensation Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

          The terms and conditions of each ISO shall include the following:

          1. The option price shall be fixed by the Compensation Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.C.2 hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

          2. ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime, an ISO shall be exercisable only by the Participant.

          3. The Compensation Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate); provided, however, that such term shall in no event
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exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.C.2 hereof, such term shall in no event exceed five years from the date on which such

ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Compensation Committee in its sole discretion; provided,
                                                                    --------
however, that in no event shall any ISO granted to any director or officer of the Company who is subject to Section 16 of the Exchange Act become exercisable, in whole or in part, prior to the date that is six months after the date such ISO is granted to such director or officer.

          4. To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

          5. In the sole discretion of the Compensation Committee the terms and conditions of any ISO may include any of the following provisions:

          a. In the event that (x) the Company or any Parent or Subsidiary of the Company terminates a Participant's employment "for cause" (as such term may be defined in an employment agreement or otherwise) or (y) a Participant terminates his employment by such entity for any reason whatsoever other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          b. In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis as a result of the termination of such Participant's employment by such entity other than "for cause" or as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          c. In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the

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

     Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          d. In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

          e. In the event that there is a disposition of the Common Stock acquired pursuant to this Plan or upon the exercise of Options or conversion rights held by current employees, other than pursuant to a registered offering, the Participant must offer such securities at the Fair Market Value first to the Company. To the extent not thus sold, then the Participant may sell to third parties on terms no more favorable for a period of up to six months.

          6.B. Non-Qualified Options. The terms and conditions of each Non-
               ---------------------
Qualified Option granted under the Plan shall be specified by the Compensation Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Compensation Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified the Plan shall expressly so state) that each Non-Qualified option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422(b) of the Code, but will be a "non-qualified stock option" for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

          The terms and conditions of each Non-Qualified Option issued pursuant to the Plan shall include the following:

          1. The option (exercise) price shall be fixed by the Compensation Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified option is granted.

          2. The Compensation Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or

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

intervals or in such installments as shall be determined by the Compensation committee in its sole discretion; provided, however, that in no event shall any
                                  --------  -------
Non-Qualified Option granted to any director or officer of the Company who is subject to Section 16 of the Exchange Act become exercisable, in whole or in part, prior to the date that is six months after the date such Non-Qualified Option is granted to such director or officer.

          3. Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

          4. To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

          Section 7. Terms and Conditions of Awards. The terms and conditions of
                     ------------------------------
each Award granted under the Plan shall be specified by the Compensation Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Compensation Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.



          The terms and conditions of each Award shall include the following:

          1. The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Compensation Committee and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Award on the date the Award is granted (but in no event less than the par value of such shares).

          2. Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Compensation Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

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

          3. Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to any restrictions imposed on such Stock and such other matters as the Compensation Committee may determine.

          4. To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld, or if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Compensation Committee, in its sole discretion.

          Section 8.  Adjustments.
                      -----------

          (a) In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); provided, however, that the
                                             --------  -------
limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs, (ii) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Section 4.A hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

          (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to Section 8(c) below, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

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

          (c) Notwithstanding Section 8(b) hereof (but only if expressly provided in any option agreement), in the event of (i) any offer to holders of the Company's Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an "Acquisition"), the Board of Directors may, in its sole discretion, cancel any outstanding Options (provided,
                                                                       --------
however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Common Stock (the "Option Shares") that, as of the date of the consummation of such Acquisition, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.

          Section 9.  Effect of the Plan on Employment Relationship. Neither the
                      ---------------------------------------------
Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any subsidiary or Parent thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

          Section 10. Amendment of the Plan. The Board of Directors may amend
                      ---------------------
the Plan from time to time as it deems desirable; provided, however, that,
                                                  --------  -------
without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder, (ii) to decrease the minimum exercise price specified by the Plan in respect of ISOs or (iii) to change the class of Employees eligible to receive ISOs under the Plan.

          Section 11. Termination of the Plan. The Board of Directors may
                      ------------------------
terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

          Section 12. Effective Date of the Plan. The Plan shall be effective as
                      --------------------------
of August 26, 1999, the date on which the Plan was adopted by the Board of Directors and approved by the stockholders of the Company.

                                  *  * * * *

                         UNANIMOUS WRITTEN CONSENT OF

                           THE BOARD OF DIRECTORS OF

                            SMARTRAY NETWORK, INC.


     Pursuant to Section 141(f) of the Delaware General Corporation Law, the undersigned, being all of the members of the Board of Directors of SmartRay Network, Inc., a Delaware corporation (the "Corporation"), hereby execute this unanimous consent for the purpose of adopting the following resolutions, to have the same force and effect as a unanimous vote of all the directors of the Corporation at a meeting duly called and held for the purpose of acting upon proposals to adopts such resolutions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them by the Agreement and Plan of Merger dated August 2, 2000, by and among the Corporation, LifeMinders, Inc., a Delaware corporation (f/k/a Mindersoft, Inc.) ("LifeMinders") and the other parties named therein.

                INCREASE IN NUMBER OF AUTHORIZED OPTION SHARES
                ----------------------------------------------

     RESOLVED, that an amendment to Section 4.A. of the Corporation's Stock Option and Restricted Stock Purchase Plan (the "Plan"), substantially in the form of Exhibit A hereto, be, and it hereby is, approved and adopted increasing the number of shares of Corporation's common stock,$.001 par value (the "Common Stock") for which options and/or awards may be granted under the Plan from a maximum of two million (2,000,000) (as adjusted pursuant to Section 8 of the Plan) to a maximum of three million (3,000,000) shares.

     FURTHER RESOLVED, that the Board of Directors of the Corporation hereby recommends that said amendment to the Plan be submitted to, and approved by, the stockholders of the Corporation and directs the Corporation to arrange for such plan to be submitted to the stockholders of the Corporation for their approval.

     FURTHER RESOLVED, that the Corporation reserve for issuance under, and pursuant to, the Plan, one million (1,000,000) additional shares of the Common Stock of the Corporation.

     TERMS AND CONDITIONS OF ADDITIONAL COMPANY STOCK OPTIONS
     --------------------------------------------------------

     RESOLVED, that an amendment to the Plan providing that certain options, not previously granted, to acquire up to 1,822,522 shares of Common Stock (the "Additional Company Stock Options") will be subject to the same terms and conditions as options granted under the LifeMinders' 1998 Stock Option Plan (in the form attached hereto as Exhibit B), in the event of a merger, consolidation or other similar transaction involving LifeMinders, be, and it hereby is, approved and adopted.


                                 OPTION GRANTS
                                 -------------

     RESOLVED, that the grant by the Corporation of Additional Company Stock Options to the persons set forth on Exhibit C to purchase the number of shares set forth opposite the name of each such person, as of the date indicated opposite the name of such person, and at the exercise price of $1.76 per share, which has been deemed to be the fair market value of the Common Stock as of the date of each such grant, be, and hereby are, in all respects ratified and approved.

                             GENERAL AUTHORIZATION
                             ---------------------

     RESOLVED, that the officers of the Corporation be, and each of them acting singly hereby is, authorized, empowered and directed in the name and on behalf of the Corporation to prepare, execute, acknowledge, certify, deliver, accept, record, file and issue with the appropriate authorities any and all certificates, agreements, documents and all such further instruments, and to take, or cause to be taken, any and all further action and do any and all things (including the payment of any costs and fees in connection with the foregoing resolutions) which they may approve as necessary or advisable in order to effectuate the intent and purposes of each of the foregoing resolutions; and the delivery and filing of such certificates, agreements, documents and all such further instruments, the taking of such action and the payment of such expenses shall be conclusive evidence of such approval and of the approval thereof by the Board.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned, being members of the Board of Directors of the Corporation, have signed this consent as of the 8th day of August, 2000.

                                             ________________________________
                                             Andrew Playford

                                             ________________________________
                                             Troy Tyler

                                             ________________________________
                                             David Kidder

                                             ________________________________
                                             Martin Schoffstall

                                             ________________________________
                                             William Kistler

                                   EXHIBIT A

Section 4.A. of the SmartRay Network, Inc. Stock Option and Restricted Stock Purchase Plan shall be amended to read as follows:

          4.A.  Number of Shares. The total number of shares of Common Stock for
                ----------------
     which Options and/or Awards may be granted under the Plan shall not exceed in the aggregate Three Million (3,000,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof).

                                   EXHIBIT B

                      LIFEMINDERS 1998 STOCK OPTION PLAN

                                 See attached.

                                   EXHIBIT C

                              STOCK OPTION GRANTS

                                 EXHIBIT 99.2

                   FORM OF INCENTIVE STOCK OPTION AGREEMENT

                            SmartRay Network, Inc.

                       Incentive Stock Option Agreement
                       --------------------------------

                                                                   [DATE] , 2000

Employee/Optionee:      [NAME]

Number of shares of
Common Stock subject
to this Agreement:      {OPTION NUMBER]

     Pursuant to the SmartRay Network, Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan"), the Board of Directors of SmartRay Network, Inc. (the "Company") has granted to you effective as of the date set forth in Section 1 below an option (the "Option") to purchase the number of shares of the Company's Common Stock, $0.001 par value ("Common Stock"), set forth above. Such shares (as the same may be adjusted as described in Section 13 below) are herein referred to as the "Option Shares". The Option shall constitute and be treated at all times by you and the Company as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the Option are set out below.

     1.  Date of Grant. The Option is granted to you as of [DATE] (the "Grant
         -------------
Date").

     2.  Termination of Option. Your right to exercise the Option (and to
         ---------------------
purchase the Option Shares) shall expire and terminate in all events on the earlier of (i) [DATE], 2010 or (ii) the date provided in Section 8 below in the event you cease to be employed by the Company or any subsidiary or parent thereof.

     3.  Option Price. The purchase price to be paid upon the exercise of the
         ------------
Option is $[STRIKE PRICE] per share, the fair market value of a share of Common Stock (as determined by the Board of Directors of the Company) on the date of grant of the Option (subject to adjustment as provided in Section 13 hereof).

     4. Vesting Provisions. You will not be entitled to exercise the Option (and purchase any Option Shares) prior to the first anniversary of the Grant Date. On the first anniversary of the Grant Date, provided that you shall continue to be employed on a full-time basis by the Company or any subsidiary or parent thereof, you shall become entitled to exercise the Option with respect to one-third (1/3) of the total number of Option Shares, until the Option expires and terminates pursuant to Section 2 hereof. At the end of each quarterly period following the first anniversary of the Grant Date (i.e., if the Grant Date is August 15, then on November 15, February 15 or May 15, as the case may be), provided that you shall continue to be employed on a full-time basis by the Company or any subsidiary of parent thereof at the end of such quarterly period, you shall become entitled to exercise the option with respect to three thirty-sixths (3/36) of the total number of Option Shares.

     5.  Additional Provisions Relating to Exercise. (a) Once you become
         ------------------------------------------
entitled to exercise the Option (and purchase Option Shares) as provided in
Section 4 hereof, such right will continue until the date on which the Option expires and terminates pursuant to Section 2 hereof.

         (b)  The Board of Directors of the Company, in its sole discretion, may
              -------------------------------------
at any time accelerate the time set forth in Section 4 at which the Option may be exercised by you with respect to any Option Shares.

     6.  Exercise of Option. To exercise the Option, you must deliver a
         ------------------
completed copy of the attached Option Exercise Form to the address indicated on the form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased. Payment of the option price must be made (i) in cash or by certified or official bank check or (ii) by tendering such other consideration as may be acceptable to the Board of Directors of the Company.

     7.  Transferability of Option. The Option may not be transferred by you
         -------------------------
(other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.

     8.  Termination of Employment. (a) In the event that (i) the Company or any
         -------------------------
subsidiary or parent thereof terminates your employment by such entity "for cause" or (ii) you terminate your employment by such entity for any reason whatsoever (other than as a result of your death or "disability" (within the meaning of Section 22(e)(3) of the Code)), then the Option may only be exercised within one month after such termination, and only to the same extent that you were entitled to exercise the Option on the date your employment was so terminated and had not previously done so.

         (b) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary or parent thereof as a result of the termination of your employment by the Company or any subsidiary or parent thereof at any time other than "for cause" or as a result of your death or "disability" (within the meaning of Section 22(e)(3) of the Code), the Option may only be exercised within three months after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such termination and had not previously done so.

         (c) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary or parent thereof by reason of a "disability" (within the meaning of Section 22(e)(3) of the Code), the Option may only be exercised within one year after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such disability and had not previously done so.

         (d) In the event that you die while employed by the Company or any subsidiary or parent thereof (or (i) within a period of one month after ceasing to be employed by the Company or any subsidiary or parent thereof for any reason described in Section 8(a) above, (ii) within a period of three months after ceasing to be employed by the Company or any subsidiary or parent thereof for any reason described in Section 8(b) above or (iii) within a period of one year after ceasing to be employed by the Company for any reason described in Section 8(c) hereof), the Option may only be exercised within one year after your death. In such event, the Option may be exercised during such one-year period by the executors or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

         (e) Notwithstanding any provision contained in this Section 8 to the contrary, in no event may the Option be exercised to any extent by anyone after the tenth anniversary of the Grant Date.

     9.  [Intentionally Omitted].

    10. Right of First Refusal on Dispositions. (a) If at any time prior to the consummation of an underwritten public offering of the Company's Common Stock you desire to sell for cash any or all of the Option Shares pursuant to a bona fide offer from a third party other than the Company (the "Proposed Transferee"), you shall submit a written offer (the "Offer") to sell such Option Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable than those on which you propose to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Company may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

         (b) If the Company desires to purchase all or any part of the Offered Shares, the Company shall communicate to you in writing its election to purchase, which communication shall state the number of Offered Shares the Company desires to purchase and shall be delivered in person or mailed to you within ten days of the date of the Offer. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, binding and enforceable agreement for the sale and purchase of the Offered Shares. The closing for the purchase by the Company of such Offered Shares pursuant to the provisions of this Section 10 shall take place at the offices of the Company on the date specified in the Company's written notice to you which date shall be a business day not later than 60 days after the date the Offer is received by the Company. At such closing, you will deliver to the Company a certificate or certificates evidencing the Offered Shares (or any portion thereof) to be purchased by it, duly conversion Smartray SOA.doc endorsed for transfer to the Company, against payment to you of the purchase price therefor by the Company.

         (c) If the Company does not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by you at any time within six (6) months after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such six-month period shall continue to be subject to the requirements of this Section 10. If Offered Shares are sold pursuant to this Section 10, the Offered Shares so sold shall no longer be subject to this Agreement.

     11. Representations. (a) You represent and warrant to the Company that,
         ---------------
upon exercise of the Option, you will be acquiring the Option Shares for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) neither the Option nor the Option Shares have been registered with the Securities and Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements and (ii) the Option Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The stock certificates for any Option Shares issued to you will bear the following legends:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN OPTION AGREEMENT DATED AS OF SEPTEMBER 30, 1999, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

         (b) You further represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that the Company will be required to withhold Federal, state or local taxes in respect of any compensation income realized by you as a result of any "disqualifying disposition" 4 conversion Smartray SOA.doc of any Option Shares acquired upon exercise of the Option granted thereunder. To the extent that the Company is required to withhold any such taxes as a result of any such "disqualifying disposition", you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors of the Company in its sole discretion.

     12.  Notice of Sale. You agree to give the Company prompt notice of any
          --------------
sale or other disposition of any Option Shares that occurs (i) within two years from the date of the granting of the Option to you, or (ii) within one year after the transfer of such Option Shares to you upon the exercise of the Option.

     13.  Adjustments; Reorganization, Reclassification, Consolidation, Merger
          --------------------------------------------------------------------
or Sale.
-------

          (a) In the event that, after the date hereof, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors of the Company shall appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan, subject in all cases to the limitations of Section 424 of the Code.

          (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then you shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in this Agreement and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of the Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

     14.  Continuation of Employment. Neither the Plan nor the Option shall
          --------------------------
confer upon you any right to continue in the employ of the Company or any subsidiary or parent thereof, or limit in any respect the right of the Company or any subsidiary or parent thereof to terminate your conversion Smartray SOA.doc employment or other relationship with the Company or any subsidiary or parent thereof, as the case may be, at any time.

     15.  Plan Documents. This Agreement is qualified in its entirety by
          --------------
reference to the provisions of the Plan applicable to "incentive stock options" as defined in Section 422(b) of the Code, which are hereby incorporated herein by reference.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.

                                             SMARTRAY NETWORK, INC.



                                             By_________________________________
                                                   Andrew Playford
                                                   Chief Financial Officer

Accepted and Agreed:

Name of Employee:_____________________

Signature:____________________________

SmartRay Network, Inc. and Its Subsidiaries
Stock Option and Restricted Stock Purchase Plan


OPTION EXERCISE FORM

     I, _____________________, a Participant under the SmartRay Network, Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan"), do hereby exercise the right to purchase _______ shares of Common Stock,$.001 par value, of SmartRay Network, Inc., pursuant to the Option granted to me on ______, 1999, under the Plan. Enclosed herewith is $_______________, an amount equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form.


Date:_________________________              _______________________________
                                                  Signature

            Send a completed copy of this Option Exercise form to:

                  SmartRay Network, Inc.
                  26 West 23/rd/ Street
                  3rd Floor New York,
                  New York 10010

                                 EXHIBIT 99.3

                   FORM OF STOCK OPTION ASSUMPTION AGREEMENT

                               LIFEMINDERS, INC.
                  ASSUMPTION AGREEMENT FOR PREVIOUSLY GRANTED
        STOCK OPTIONS UNDER THE SMARTRAY NETWORK, INC. STOCK OPTION AND
                        RESTRICTED STOCK PURCHASE PLAN

     THIS ASSUMPTION AGREEMENT (the "Agreement") is entered into as of this___
                                     ---------
day of August, 2000, by and between LifeMinders, Inc., a Delaware corporation ("LifeMinders"), and the undersigned holder of options (the "Optionee") to
  -----------                                                --------
purchase [NUMBER] shares of common stock of Smartray Network, Inc. (the "Company") that were previously granted to Optionee on [DATE(S)] pursuant to the
 -------
Stock Option Agreement(s) (the "Option Agreement(s)") under the Company's Stock
                                ------ ------------
Option and Restricted Stock Purchase Plan (the "Plan").

     WHEREAS, the Company has entered into an Agreement and Plan of Merger dated August 2, 2000 by and among, among other parties, LifeMinders and the Company (the "Merger Agreement"), pursuant to which SRNI Acquisition Corp., a wholly-
      ------ ---------
owned subsidiary of LifeMinders, will be merged with and into the Company, with the Company becoming the surviving corporation and a wholly-owned subsidiary of LifeMinders (the "Merger");
                  ------

     WHEREAS, the stockholders of the Company (the "Stockholders"), pursuant to
                                                    ------------
the Merger Agreement, are entitled to receive upon consummation of the Merger, their pro rata share of (i) LifeMinders' common stock valued at Thirty-Five Million Dollars ($35,000,000) (the "Merger Stock") and (ii) One Million Dollars ($1,000,000) in cash (the "Merger Cash" and together with the Merger Stock, the
                           ------ ----
"Merger Consideration");
 ------ -------------

     WHEREAS, under the Plan and Option Agreement(s), Optionee may, upon exercise of his/her options, receive consideration equivalent to the Merger Consideration to be received by the Stockholders on a per share basis as calculated using an exchange ratio of one (1) share of LifeMinders' common stock for each 10.184 shares of the Company's common stock (the "Exchange Ratio"),
                                                           -------- -----
subject to adjustment as set forth in the Merger Agreement;

     WHEREAS, LifeMinders, pursuant to Section 1.3 of the Merger Agreement, proposes to assume the options previously granted pursuant to the Option Agreement(s) under the Plan to each optionholder of the Company, including Optionee, and to convert such options into options to acquire LifeMinders' common stock on the terms and conditions set forth herein; and

     WHEREAS, LifeMinders and Optionee desire to make certain modifications to the terms of Optionee's Option Agreement(s) as set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, effective on the Effective Time of the Merger Agreement, Optionee and LifeMinders agree as follows:

     LifeMinders hereby assumes the options (the "Assumed Options") for common
                                                  ------- -------
stock of the Company previously granted to Optionee pursuant to the Option Agreement(s) under the Plan subject to the terms hereof.

     LifeMinders assumes all rights and obligations of the Company under the terms of the Option Agreement(s). The terms of the Assumed Options shall be as provided in the Plan and the Option Agreement(s) with the following changes:

     1.   "Options", "Shares" and "Common Stock" shall mean options for and
           -------    ------       ------------
          shares of common stock of LifeMinders, par value$0.01 per share.

     2. Notwithstanding the provisions of the Option Agreement(s) to the contrary, the number of shares/options of LifeMinders' common stock subject to this Assumed Option shall be the number of shares/options specified in each Option Agreement divided by the Exchange Ratio, subject to adjustment as set forth in Exhibit A; provided, that, if
                                                ---------  --------  ----
          such calculation with respect to each Option Agreement results in a fractional share of LifeMinders' common stock, then the number of shares/options subject to this Assumed Option with respect to each Option Agreement shall be further adjusted downwards to the nearest whole number.

     3. The exercise price of the options specified in each Option Agreement grant shall be equal to the product of (x) the exercise price specified in each Option Agreement times (y) the Exchange Ratio; provided, that, if such calculation results in an aggregate exercise
          --------  ----
          price that requires the payment of a fraction of a cent at the time of exercise of options for one or more shares (with the exercise price considered in the aggregate for all options being exercised), then the aggregate exercise price for all such shares being exercised shall be further adjusted upwards to the nearest whole cent.

     4. The Assumed Options shall vest pursuant to the schedule set forth in the section entitled "Equity" of Optionee's Offer Letter from LifeMinders.

     5.   LifeMinders shall be treated as the "Company" for purposes of the
                                               -------
          Assumed Options.

     Optionee waives any rights pursuant to the Plan and/or Option Agreement to claim any cash upon exercise or assumption of the Option Agreement(s).

By signing below, Optionee agrees to be bound by the terms of the Plan, the Option Agreement(s) and this Agreement.

                                                 LIFEMINDERS, INC.,
                                                 a Delaware corporation



_____________________________________            By: ___________________________
[NAME], Optionee                                     Name:
                                                     Title:

                                   EXHIBIT A

     The Exchange Ratio applicable to the Assumed Options may be adjusted based on the Company's Net Working Capital as of the closing date of the Merger. For any Assumed Options that are incentive stock options ("ISOs"), the Exchange Ratio may also be adjusted based on the closing price of LifeMinders' common stock as of the closing date of the Merger.

(a)  Net Working Capital Adjustment.
     ------------------------------

     Pursuant to Section 1.2(b) of the Merger Agreement, the Exchange Ratio applicable to the Assumed Options will be adjusted in the event that the difference between the Company's current assets and current liabilities ("Net
                                                                          ---
Working Capital") as of the closing date of the Merger is greater than or less
---------------
than negative$2,120,000 (less any (i) accruals, not to exceed$50,000, for a post-closing audit and (ii) costs associated with terminating contracts at the request of LifeMinders) (the "Target Net Working Capital"); provided, that, such
                              --------------------------
overage or shortfall (referred to as "Net Working Capital Difference" or "NWCD")
                                      ------------------------------      ----
is at least$50,000.

     If the Net Working Capital exceeds the Target Net Working Capital, the Exchange Ratio applicable to the Assumed Options will be adjusted based on the following formula:

          Adjusted Exchange Ratio = 13,116,468a / [1,288,014b + (NWCD/27.95c)]

For example, if the Net Working Capital as of the closing date of the Merger exceeds the Target Net Working Capital by$200,000 (i.e., negative$1,920,000), the Exchange Ratio would be adjusted downward to equal approximately 10.128.

     If the Target Net Working Capital exceeds the Net Working Capital, the Exchange Ratio applicable to the Assumed Options will be adjusted based on the following formula:

          Adjusted Exchange Ratio = 13,116,468 / [1,288,014 - (NWCD/27.95)]

For example, if the Net Working Capital as of the closing date of the Merger is less than the Target Net Working Capital by$200,000 (i.e., negative$2,320,000), the Exchange Ratio would be adjusted upward to equal approximately 10.241.

(b)  LifeMinders Closing Stock Price Adjustment for ISOs.
     ---------------------------------------------------

     The Exchange Ratio for any ISOs granted by the Company will be adjusted upwards in order to comply with the requirements of Section 424 of the Internal Revenue Code of 1986, as amended, if the fair market value of LifeMinders' common stock exceeds$27.95 per share on the closing date of the Merger, based on the following formula (which assumes no adjustment has been made to the Exchange Ratio based on the Company's Net Working Capital on the closing date of the Merger):

     Adjusted Exchange Ratio = Exchange Ratio - (.291)d + [(x/27.95) (.291)];

     where x = the fair market value for LifeMinders common stock on the closing date of the Merger.

For example, if the closing price of LifeMinders' common stock is$50.00 per share on the day the Merger is completed, then the Exchange Ratio for any ISOs would be adjusted upward to equal approximately 10.413.

__________________________
a Number of issued and outstanding shares of Company common stock and shares of Company common stock issuable upon conversion of outstanding securities other than Company stock options.

b Number of shares of LifeMinders common stock equal in value to 36,000,000 at the Merger Price (as defined in the Merger Agreement).

c    Merger Price (as defined in the Merger Agreement).

d The difference between (x) the exchange ratio applicable to Company common stock and (y) the exchange ratio applicable to Company stock options in the Merger.